                                                                  Exhibit (9)(j)


                             THE ARCH FUND(R), INC.
                            TRANSFER AGENCY AGREEMENT



                  Agreement dated October 1, 1993 between THE ARCH FUND, INC., a Maryland corporation (the "Company"), and THE WINSBURY SERVICE CORPORATION, an Ohio corporation (the "Transfer Agent").

                  WHEREAS, the Company is registered as an open-end, diversified, management investment company under the Investment Company Act of 1940, as amended ("the 1940 Act"); and

                  WHEREAS, the Company desires to retain the Transfer Agent to serve as transfer agent, registrar and dividend disbursing agent for each class of shares of common stock ("shares") in the Company's investment portfolios (individually, a "Portfolio," collectively, the "Portfolios") as listed on Appendix A (as such Appendix may, from time to time, be supplemented (or amended) and the Transfer Agent is willing to furnish such transfer agency, registrar, and dividend disbursing agency services;

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, it is agreed between the parties hereto as follows:


                  1. APPOINTMENT. The Company hereby appoints the Transfer Agent to serve as transfer agent, registrar and dividend disbursing agent for the Company, for each class of shares in each of the Company's Portfolios on the terms and for the period set forth in this Agreement. The Transfer Agent accepts such respective appointments and agrees to perform the services and duties set forth in Section 4 below in return for the compensation provided in Section 5 below. In the event that the Company establishes additional classes or investment portfolios other than those listed on Appendix A with respect to which it desires to retain the Transfer Agent to serve as transfer agent, registrar, and dividend disbursing agent hereunder, the Company shall notify the Transfer Agent, whereupon such Appendix A shall be supplemented (or amended) and such portfolio shall become a Portfolio hereunder and shall be subject to the provisions of this Agreement to the same extent as the Portfolios (except to the extent that said provisions, including the compensation payable on behalf of such new Portfolio, may be modified in writing by the Company and Transfer Agent at the time).

                  2. DELIVERY OF DOCUMENTS. The Company has furnished the Transfer Agent with copies, properly certified or authenticated, of each of the following documents and will deliver to it all future amendments and supplements, if any:

                  a. The Company's Articles of Incorporation, filed with the Secretary of State of the State of Maryland on September 9, 1982, as amended and supplemented (the "Charter");

                  b. The Company's By-Laws, as amended ("By-Laws");

                  c. Resolutions of the Company's Board of Directors authorizing the execution and delivery of this Agreement;

                  d. The Company's most recent amendment to its Registration Statement under the Securities Act of 1933, as amended, and under the 1940 Act on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") on April 30, 1993 relating to its Portfolios (the Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement");

                  e. Two copies of the Company's most recent Prospectuses and Statements of Additional Information and all amendments and supplements thereto (such Prospectuses and Statements of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, are herein called the "Prospectuses");

                  f. The Company's Amended and Restated Administrative Services Plans for Trust shares, Institutional shares, or Investor shares, respectively (non 12b-1 Plans), and related forms of Servicing Agreements and the Distribution and Services Plan for Investor shares (Rule 12b-1 Plan) and related Servicing Agreements;

                  g. The following agreements of the Company: the Amended and Restated Advisory Agreement with Mississippi Valley Advisors Inc. dated April 1, 1991, as amended as of September 27, 1991, as of April 1, 1992, and as of April 1, 1993 (the "Advisory Agreement"); the Administration Agreement with The Winsbury Service Corporation dated October 1, 1993; the Distribution Agreement with The Winsbury Company Limited Partnership dated October 1, 1993; and the Custodian Agreement with Mercantile Bank of St. Louis National Association dated as of April 1, 1992, as amended as of April 1, 1993; and

                  h. The Company agrees to provide (i) a copy of the Company's most recent Articles Supplementary to its Charter as filed with the State Department of Assessments and Taxation of Maryland on or about May 28, 1993 as to the number of shares authorized in each Portfolio and any class (Special Series) thereto, and (ii) a certificate as to the number of issued and outstanding shares of each such Portfolio and class thereto, such certificate to be certified by the Company's former transfer agent (PFPC Inc.) as of the close of business on May 31, 1993;

                  i. Before entering into a transaction regulated by the Commodity Futures Trading Commission ("CFTC"), a copy of either (i) a filed notice of eligibility to claim the exclusion from the definition of "commodity pool operator" contained in Section 2(s)(1)(A) of the Commodity Exchange Act ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the CFTC, or (ii) a letter which has been granted the Company by the CFTC which states that the Company will not be treated as a "pool" as defined in Section 4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted the Company by the CFTC which states that the CFTC will not take any enforcement action if the Company does not register as a "commodity pool operator";

                  j. Resolutions identifying all officers of the Company who are authorized to instruct the Transfer Agent in all matters; and

                  k. A list of shareholders in each Portfolio holding share Certificates as of the close of business on May 31, 1993 provided by the Company's former transfer agent. No share Certificates will be issued on or after June 1, 1993.

               3. AUTHORIZED SHARES.

                  a. The Company is authorized to issue five billion (5,000,000,000) shares of Common Stock, par value $.001 per share. The Transfer Agent shall record issues of all shares and shall notify the Company in case any proposed issue of shares by the Company shall result in an over-issue as defined by Section 8-104(2) of Article 8 of the Maryland Commercial Law Article. In case any issue of shares would result in such an over-issue, the Transfer Agent shall refuse to issue said shares and shall not countersign and issue certificates (if any) for such shares.

                  b. In connection with redemptions by a shareholder identified as holding a share Certificate (as indicated under Section 2, paragraph k above), the Transfer Agent agrees to follow the procedures specified in the Company's Prospectuses under "Redemption of Shares" to obtain possession of such Certificate prior to effecting such redemption.


               4. SERVICES.

                  a. The Transfer Agent shall perform for the Company the services set forth in Appendix B hereto.

                  b. The Transfer Agent also agrees to perform for the Company such special services incidental to the performance of the services enumerated herein as agreed to by the parties from time to time. The Transfer Agent shall perform such additional services as are provided on an amendment to Appendix B hereof, in consideration of such fees as the parties hereto may agree.

                  c. The Transfer Agent may, in its discretion, appoint in writing other parties qualified to perform transfer agency services reasonably acceptable to the Company (a "Sub- transfer Agent") to carry out some or all of its responsibilities under this Agreement with respect to a Portfolio; PROVIDED, HOWEVER, that the Sub-transfer Agent shall be the agent of the Transfer Agent and not the agent of the Company or such Portfolio, and that the Transfer Agent shall be fully responsible for the acts of such Sub-transfer Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of such Sub-transfer Agent.

               5. FEES. The Company shall pay the Transfer Agent for the services to be provided by the Transfer Agent under this Agreement in accordance with, and in the manner set forth in, Appendix C hereto. Fees for any additional services to be provided by the Transfer Agent pursuant to an amendment to Appendix B hereto shall be subject to mutual agreement at the time such amendment to Appendix B is proposed.

               6. REIMBURSEMENT OF EXPENSES. In addition to paying the Transfer Agent described in Section 5 hereof, the Company agrees to reimburse the Transfer Agent for its out-of-pocket expenses in providing services hereunder, including without limitation, the following:

                  a. All freight and other delivery and bonding charges incurred by the Transfer Agent in delivering materials to and from the Company and in delivering all materials to shareholders;

                  b. All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by the Transfer Agent in communication with the Company's dealers, shareholders or others as required for the Transfer Agent to perform the services to be provided hereunder;

                  c. Costs of postage, couriers, stock computer paper, statements, labels, envelopes, checks, reports, letters, tax forms, proxies, notices or other form of printed material which shall be required by the Transfer Agent for the performance of the services to be provided hereunder;

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                  d. The cost of microfilm or microfiche of records or other materials; and

                  e. Any expenses the Transfer Agent shall incur at the written direction of the President, Treasurer or Secretary of the Company thereunto duly authorized.

               7. INSTRUCTIONS.

                  a. Whenever the Transfer Agent is requested or authorized to take action hereunder pursuant to instructions from a shareholder, or a properly authorized agent of a shareholder ("shareholder's agent"), concerning an account in a Portfolio, the Transfer Agent shall be entitled to rely upon instructions by certificate, letter, telephone or other instrument or communication, PROVIDED the Transfer Agent has followed its procedures which were designed to provide reasonable assurance that the instructions are genuine and were properly made, signed or authorized by an officer or other authorized agent of the Company or by the shareholder or shareholder's agent, as the case may be, and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by an officer of the Company or any other person authorized by the Company's Board of Directors or by the shareholder or shareholder's agent, as the case may be.

                  b. As to the services to be provided hereunder, the Transfer Agent may rely conclusively upon the terms of the Prospectuses and Statement of Additional Information of the Company relating to the Portfolios to the extent that such services are described therein unless the Transfer Agent receives written instructions to the contrary in a timely manner from the Company.

               8. RECORDS.

                  a. The Transfer Agent shall keep and maintain on behalf of the Company all books and records which the Company or the Transfer Agent is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. The Transfer Agent further agrees that all such books and records shall be the property of the Company or its authorized representative and to make such books and records available for inspection by the Company or its authorized representative or by the Commission at reasonable times and otherwise to keep confidential all books and records and other information relative to the Company and its shareholders, except when requested to divulge such information by duly-constituted authorities or court process, or requested by a shareholder or shareholder's agent with respect to information concerning an account as to which such shareholder has either a legal or beneficial interest or when requested by the Company or its authorized representative, the shareholder, or shareholder's agent, or the dealer of record as to such account.

                  b. The Transfer Agent may upon agreement of the parties hereto at any time, and agrees to surrender promptly upon the Company's demand books, records and files maintained pursuant to this Agreement (or copies thereof of any such books, records and files needed by the Transfer Agent in the performance of its duties or for its legal protection). Upon the reasonable request of the Company, copies of any such books and records shall be provided by the Transfer Agent to the Company or the Company's authorized representative at the Company's expense.

               9. RIGHTS. The Transfer Agent will furnish to the Company (and its counsel upon request) and to its properly authorized auditors, investment advisers, custodians, examiners, distributors, dealers, underwriters, salesmen, insurance companies and others designated by the Company in writing, such reports at such times as are prescribed in Appendix D attached hereto, or as subsequently agreed upon by the parties pursuant to an amendment to Appendix D.

               10. RIGHTS OF OWNERSHIP. All computer programs and procedures developed to perform services required to be provided by the Transfer Agent under this Agreement are the property of the Transfer Agent. All records and other data except such computer programs and procedures are the exclusive property of the Company, and all such other records and data will be furnished to the Company in appropriate form as soon as practicable after termination of this Agreement for any reason.

               11. COOPERATION WITH AUDITORS. The Transfer Agent shall cooperate with the Company's independent auditors and shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary information is made available to such accountants for the expression of their opinion as such may be required from time to time by the Company.

               12. CONFIDENTIALITY. The Transfer Agent agrees on behalf of itself and its employees to treat confidentially and as the proprietary information of the Company all records and other information relative to the Company and is prior, present or potential shareholders and relative to the distributor and its prior, present or potential customers, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld any may not be withheld where the Transfer Agent may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company.

               13. EQUIPMENT FAILURES. In the event of equipment failures beyond the Transfer Agent's control, the Transfer Agent shall, at no additional expense to the Company, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. The Transfer Agent shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

               14. RIGHT TO RECEIVE ADVICE.

                  a. ADVICE OF COMPANY. If the Transfer Agent shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Company and its counsel directions or advice.

                  b. ADVICE OF COUNSEL. If the Transfer Agent shall be in doubt as to any question of law involved in any action to be taken or omitted by the Transfer Agent, it may request advice at its own cost from counsel of its own choosing (who may be counsel for the adviser, the custodian, the distributor, a Service Organization, the Company or the Transfer Agent, at the option of the Transfer Agent).

                  c. CONFLICTING ADVICE. In case of conflict between directions or advice received by the Transfer Agent pursuant to subparagraph (a) of this paragraph and advice received by the Transfer Agent pursuant to subparagraph (b) of this paragraph, the Transfer Agent shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

                  d. PROTECTION OF TRANSFER AGENT. The Transfer Agent shall be protected in any action or inaction which it takes in reliance on any directions or advice received pursuant to subparagraphs (a) or (b) of this paragraph which the Transfer Agent, after receipt of any such directions or advice, reasonably and in good faith believes to be consistent with such directions or advice. However, nothing in this paragraph shall be construed as imposing upon the Transfer Agent any obligation (i) to seek such directions or advice when received, unless, under the terms of another provision of this Agreement, the same is a condition to the Transfer Agent's properly taking or omitting to take such action. Nothing in this subparagraph shall excuse the Transfer

Agent when an action or omission on the part of the Transfer Agent constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by the Transfer Agent of its duties under this Agreement.

               15. COMPLIANCE WITH GOVERNMENTAL RULE AND REGULATIONS. The Company assumes full responsibility for insuring that the contents of the Prospectus comply with all applicable requirements of the 1933 Act, the 1940 Act, the CEA and any laws, rules and regulations of governmental authorities having jurisdiction, except to the extent that the contents were based upon information provided by the Transfer Agent, administrator or distributor to the Company.

               16. INDEMNIFICATION. The Company agrees to indemnify and hold the Transfer Agent harmless from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the CEA, and any state and foreign securities and blue sky laws, all as or as to be amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Transfer Agent takes or does or omits to take or do at the request or on the direction of or in reliance on the advice of the Company, provided that Transfer Agent shall not be indemnified against any lability to the Company or to its shareholders (or any expenses incident to such liability) arising out of the Transfer Agent's negligent failure to perform its duties under this Agreement.

               17. RESPONSIBILITY OF TRANSFER AGENT. The Transfer Agent shall be under no duty to take any action on behalf of the Company except as specifically set forth herein or as may be specifically agreed to by the Transfer Agent in writing. In the performance of its duties hereunder, the Transfer Agent shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement. The Transfer Agent shall be responsible for its own negligent failure to perform its duties under this Agreement, but to the extent that duties, obligations and responsibilities are not expressly set forth in this Agreement, the Transfer Agent shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of the Transfer Agent or reckless disregard of such duties, obligations and responsibilities. Without limiting the generality of the foregoing or of any other provision of this Agreement, the Transfer Agent in connection with its duties under this Agreement shall not be under any duty or obligation to inquire into and shall not be liable for or in respect of (a) the validity or invalidity or authority or lack thereof of any advice, direction, notice or other instrument which conforms to the applicable requirements of this Agreement, if any, and which the Transfer Agent reasonably believes to be genuine, or (b) delays or errors or loss of data occurring by reason of circumstances beyond the Transfer Agent's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in paragraph 13), flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

               18. REPRESENTATIONS OF THE TRANSFER AGENT. The Transfer Agent represents and warrants that: (i) The Transfer Agent has been in, and shall continue to be in, substantial compliance with all provisions of law, including
Section 17A(c) of the 1934 Act, required in connection with the performance of its duties under this Agreement; and (ii) the various procedures and systems which the Transfer Agent has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause of the blank checks, records, and other data of the Company and the Transfer Agent's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder. Should the Transfer Agent fail to be registered pursuant to Section 17A of the 1934 Act as a transfer agent at any time during this Agreement, the Company may (notwithstanding Paragraph 19 hereof), on written notice to the Transfer Agent, immediately terminate this Agreement.

               19. DURATION AND TERMINATION. This Agreement shall become effective upon its execution as of the date first written above and, unless sooner terminated as provided herein, shall continue until May 31, 1994. Thereafter, if not terminated, this Agreement shall continue automatically for successive terms of one year; PROVIDED, HOWEVER, that this Agreement may be terminated by the Company at any time, without the payment of any penalty, by vote of a majority of the entire Board of Directors or a vote of a "majority of the outstanding voting securities" of the Company, on 60-days' written notice to the Transfer Agent, or by the Transfer Agent at any time, without the payment of any penalty, on 60-days' written notice to the Company. This Agreement will automatically and immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

               20. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, discharged or terminated orally, but

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only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

               21. NOTICES. Notices of any kind to be given to the Company hereunder by the Transfer Agent shall be in writing and shall be duly given if mailed or delivered to the Company c/o Jerry V. Woodham, President, Washington University, 1130 Hampton Avenue, St. Louis, Missouri 63139, with a copy to Philadelphia National Bank Building, 1345 Chestnut Street, Philadelphia, Pennsylvania 19107-3496, Attention: W. Bruce McConnel, III, Secretary, or at such other address or to such individual as shall be so specified by the Company to the Transfer Agent. Notices of any kind to be given to the Transfer Agent hereunder by the Company shall be in writing and shall be duly given if mailed or delivered to 1900 E. Dublin-Granville Road, Columbus, Ohio 43229, Attention:
Walter B. Grimm, or at such other address or to such other individual as shall be so specified by the Transfer Agent to the Company.

               22. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.


               23. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               24. MISCELLANEOUS. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be governed by Delaware law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.


                                              THE ARCH FUND, INC.
(SEAL)


                                              By:/s/ Jerry Woodham
                                                 -------------------------
                                                 Jerry V. Woodham, President



                                              THE WINSBURY SERVICE CORPORATION



                                              By:/s/ Kenneth B. Quintenz
                                                 -----------------------
                                                 Kenneth B. Quintenz
                                                 Senior Vice President

                                   APPENDIX A

                        TO THE TRANSFER AGENCY AGREEMENT
                                   BETWEEN
            THE ARCH FUND, INC. AND THE WINSBURY SERVICE CORPORATION


                                   PORTFOLIOS
                                   ----------

Money Market Portfolio (Trust Shares, Investor Shares and
Institutional Shares)

Treasury Money Market Portfolio (Trust Shares, Investor Shares and Institutional Shares)

Growth & Income Equity Portfolio (Trust Shares, Investor Shares and Institutional Shares)

Emerging Growth Portfolio (Trust Shares, Investor Shares and
Institutional Shares)

Government & Corporate Bond Portfolio (Trust Shares, Investor
Shares and Institutional Shares)

U.S. Government Securities Portfolio (Trust Shares, Investor
Shares and Institutional Shares)

Balanced Portfolio (Trust Shares, Investor Shares and
Institutional Shares)

                                   APPENDIX B

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
            THE ARCH FUND, INC. AND THE WINSBURY SERVICE CORPORATION



1.       SHAREHOLDER TRANSACTIONS

         a.       Process shareholder purchase and redemption orders.

         b. Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

         c. Issue confirmations in compliance with Rule 10 under the Securities Exchange Act of 1934, as amended, and in accordance with Section 8-408 of the Maryland Commercial Law Article, as amended.

         d.       Issue periodic statements for shareholders.

         e.       Process transfers and exchanges.

         f. Process dividend payments, including the purchase of new shares through dividend reinvestment.


2.       SHAREHOLDER INFORMATION SERVICES

         a. Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

         b. Produce detailed history of transactions through duplicate or special order statements upon request.

         c. Provide mailing labels for distribution of financial reports, prospectuses, proxy statements, or marketing material to current shareholders.


3.       COMPLIANCE REPORTING

         a.       Provide reports to the Securities and Exchange
                  Commission, the National Association of Securities Dealers and the States in which the Fund is registered.

         b. Prepare and distribute appropriate Internal Revenue Service forms for corresponding Portfolio and shareholder income and capital gains.

         c.       Issue tax withholding reports to the Internal Revenue Service.


4.       DEALER/LOAD PROCESSING

         a. Provide reports for tracking rights of accumulation and purchases made under a Letter of Intent.

         b. Account for separation of shareholder investments from transaction sale charges for purchases of Portfolio shares.

         c. Calculate fees due under 12b-1 plans for distribution and marketing expenses.

         d. Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Portfolio.


5.       SHAREHOLDER ACCOUNT MAINTENANCE

         a. Maintain all shareholder records for each account in the Company.

         b. Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

         c.       Record shareholder account information changes.

         d.       Maintain account documentation files for each shareholder.

         e. Provide sub-accounting services for a record holder upon request of such record holder.

                                   APPENDIX C

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
            THE ARCH FUND, INC. AND THE WINSBURY SERVICE CORPORATION


                                  FEE SCHEDULE

A.       ANNUAL BASE FEE

         1. Each Portfolio with daily dividends shall pay an Annual Base Fee of $15 per shareholder, and each Portfolio without daily dividends shall pay an Annual Base Fee of $12 per shareholder, subject to minimum fees in paragraph A.2.

         2.       The Annual Base Fee shall not be less than:

                  $6,000 for a Portfolio with less than 100 shareholders; $12,000 for a Portfolio with 100 or more shareholders but less than 500 shareholders; and $24,000 for a
                  Portfolio with 500 or more shareholders.


B. ANNUAL ADDITIONAL FEES. These fees are in addition to the Annual Base Fees.

         1. Each class in a Portfolio subject to a sales load shall pay an Annual Additional Fee of $1 per shareholder in such class, but not less than $500 per year.

         2. Each class in a Portfolio subject to a 12b-1 Plan shall pay an Annual Additional Fee of $1 per shareholder in such class, but not less than $500 per year.

         3. Each class in a Portfolio with check writing shall pay an Annual Additional Fee of $1 per shareholder in such class (including shareholders who do not utilize this service), but not less than $500 per year.

         4. Each class in a Portfolio with ACH in connection with the Automatic investment Plan and Automatic Withdrawal Plan or other file transfer system shall pay an Annual Additional Fee of $1 per shareholder in such class (including shareholders who do not utilize this service), but not less than $1,000.

         5. Each Portfolio that utilizes Fund/SERV (a central clearing house for settlement of purchases and redemptions of shares) shall pay an annual Additional
                  Fee of $1,000.

         6. Each Portfolio that has share certificates outstanding shall pay an annual fee of $1000 plus an additional fee of $25 for each certificate that is redeposited with the Transfer Agent.


C. ALLOCATION OF FEES. Transfer Agency fees paid under this Agreement shall be treated as an expense of the Company and shall be accrued and allocated pro rata each month to the Portfolios on the basis of their respective net assets at the end of the proceeding month and paid monthly.

                                   APPENDIX D

                        TO THE TRANSFER AGENCY AGREEMENT
                                     BETWEEN
            THE ARCH FUND, INC. AND THE WINSBURY SERVICE CORPORATION


                                     REPORTS

I.       Daily Shareholder Activity Journal


II.      Daily Portfolio Activity Summary Report

         A.       Beginning Balance

         B.       Dealer Transactions

         C.       Shareholder Transactions

         D.       Reinvested Dividends

         E.       Exchanges

         F.       Adjustments

         G.       Ending Balance


III.     Daily Wire and Check Registers


IV.      Monthly Dealer Processing Reports


V.       Monthly Dividend Reports


VI.      Sales Data Reports for Blue Sky Registration


VII. Annual report by independent auditors concerning the Transfer Agent's shareholder system and internal accounting control systems to be filed with the Securities and Exchange Commission pursuant to Rule 17Ad-13 of the Securities Exchange Act of 1934, as amended.




                                       D-1